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                                            File No. 333-77385
                                            Filed under Rule 424(b)(3)


FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK



                               PROFILE
                                 AND
                        PROSPECTUS SUPPLEMENT
                           MARCH 10, 2000


                               to the


Prospectuses dated May 1, 1999, as amended June 30, 1999, September 30, 1999 and December 10, 1999 for the Deferred Combination Variable
                     and Fixed Annuity Contracts
               ("GOLDENSELECT DVA PLUS/R/ PROSPECTUS")

                                 and
                                to the

 Prospectus dated November 12, 1999, as amended February 1, 2000 for the Deferred Combination Variable and Fixed Annuity Contracts
         ("GOLDENSELECT DVA PLUS/R/ GALAXY VIP PROSPECTUS")


       issued by First Golden American Life Insurance Company
                             of New York






Subject to shareholder approval, Prudential Investment Corporation will become Portfolio Manager to the Real Estate Series, effective April 28, 2000.

Baring International Investment Limited will become Portfolio Manager to the Emerging Markets Series, effective March 15, 2000.

This supplement should be retained with your GoldenSelect Profile and Prospectus.









106940                                                          3/00


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